Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Key Employee Stock Compensation Program and the 1995 Directors' Stock Option Plan of Bank West Financial Corporation of our report dated August 21, 1998, except for Note 2 for which the date is September 18, 1998, with respect to the consolidated financial statements of Bank West Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended June 30, 1998.


                                                 /s/CROWE CHIZEK AND COMPANY LLP
                                                 -------------------------------
                                                    CROWE CHIZEK AND COMPANY LLP


Grand Rapids, Michigan
September 28, 1998